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                                   EXHIBIT 11

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES
                      RE COMPUTATION OF PER SHARE EARNINGS

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                                                                     THREE MONTHS ENDED
                                                             -----------------------------------
                                                               March 31,              March 31,
                                                                 2001                   2002
                                                             -------------         -------------
SHARES OF COMMON STOCK OUTSTANDING
    FOR THE ENTIRE PERIOD ...........................           16,546,190            19,634,016

ISSUANCE OF 27,000 AND 250 SHARES OF COMMON
      STOCK UPON EXERCISE OF OPTIONS IN 2001 AND 2002               14,367                   206

ISSUANCE OF 9,817 AND 15,484 SHARES OF COMMON
      STOCK TO THE COMPANY'S DEFINED CONTRIBUTION
      PLAN IN 2001 AND 2002..........................                7,308                11,699
                                                             -------------         -------------

WEIGHTED AVERAGE SHARES OF COMMON
       STOCK OUTSTANDING ............................           16,567,865            19,645,921
                                                             =============         =============

LOSS FROM CONTINUING OPERATIONS BEFORE
      EXTRAORDINARY ITEM ............................        $ (19,785,152)        $ (31,261,404)

DISCONTINUED OPERATIONS, NET OF TAX .................           (1,799,685)            2,886,254

EXTRAORDINARY ITEM ..................................          (12,436,550)                  --

CUMULATIVE EFFECT OF ACCOUNTING CHANGE ..............                 --            (308,174,055)
                                                             -------------         -------------
NET LOSS ............................................        $ (32,221,702)        $(336,549,205)
                                                             =============         =============

NET LOSS PER COMMON SHARE:

     BASIC AND DILUTED
           LOSS FROM CONTINUING OPERATIONS ..........        $       (1.08)        $       (1.59)
           DISCONTINUED OPERATIONS, NET OF TAX ......                (0.11)                 0.15
           EXTRAORDINARY ITEM .......................                (0.75)                 --
           CUMULATIVE EFFECT OF ACCOUNTING CHANGE ...                                     (15.69)
                                                             -------------         -------------
       NET LOSS .....................................        $       (1.94)        $      (17.13)
                                                             =============         =============
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